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Exhibit 23.2

Glast, Phillips & Murray, P.C.
815 Walker Street, Suite 1250
Houston, Texas 77002
(713) 237-3135

September 25, 2003

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:
American Commerce Solutions, Inc.—Form S-8

Gentlemen:

        I have acted as counsel to American Commerce Solutions, Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 25,000,000 shares of its common stock, ("Incentive Shares"), $0.002 par value per Incentive share, which are issuable pursuant to the Company's Employee Stock Incentive Plan for the Year 2003 No. 3, as well as the registration of 15,000,000 shares of its common stock ("Stock Shares"), $0.002 par value per Stock Share, which as issuable pursuant to the Company's Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2003 No. 3. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

Very truly yours,
/s/ NORMAN T. REYNOLDS Norman T. Reynolds

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  Exhibit 23.2